EXHIBIT 3.1

Reasonable care is exercised in the completion of all requests, however, as the responsibility for the accuracy of the public records rests with the filing officer, we accept no liability for the report contained herein. Name : ChinaNet Online Holdings, Inc. Service : Filing Domestic Amendment Jurisdiction : US - NV - Secretary of State Thru Date: 10/13/2020 Results : File No. 20200974729

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/13/2020 8:55:04 AM

Work Order Number: W2020101300290
Reference Number: 20200974733
Through Date: 10/13/2020 8:55:04 AM
Corporate Name: ZW Data Action Technologies Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200974729	Amendment After Issuance of Stock	1

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202010131141264
You may verify this certificate online at http://www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada Business Number E0733532006 - 9 Filing Number 20200974729 Filed On 10/13/2020 8:33:00 AM Number of Pages 1

NEVADA STATE BUSINESS LICENSE ZW Data Action Technologies Inc. Nevada Business Identification # NV20061324797 Expiration Date: 10/31/2020 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202010131141260 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/13/2020. BARBARA K. CEGAVSKE Secretary of State